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                                                                      Exhibit 11


Allied Capital Lending Corporation
Computation of Earnings Per Common Share
For the Years Ended December 31, 1995, 1994 and 1993




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                                                                           For the Year Ended December 31,
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                                                                      1995               1994              1993
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Primary Earnings Per Common Share:

    Net Increase in Net Assets Resulting
      from Operations                                             $5,252,000          $4,531,000        $2,674,000
                                                                  ================================================

    Weighted average number of
      shares outstanding                                           4,375,876           4,368,425         2,587,013

    Weighted average number of
      shares issuable on exercise
      of outstanding stock options                                         -                   -               252
                                                                  ------------------------------------------------

    Weighted average number of shares and
      share equivalents outstanding                                4,375,876           4,368,425         2,587,265
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    Earnings per Share                                                 $1.20               $1.04             $1.03
                                                                  ================================================


Fully Diluted Earnings Per Common Share:

    Net Increase in Net Assets Resulting
      from Operations                                             $5,252,000          $4,531,000        $2,674,000
                                                                  ================================================

    Weighted average number of
      shares and share equivalents
      outstanding as computed for
      primary earnings per share                                   4,375,876           4,368,425         2,587,265

    Weighted average of additional
      shares issuable on exercise
      of outstanding stock options                                         -                   -               548
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    Weighted average of shares and
      share equivalents outstanding, as adjusted                   4,375,876           4,368,425         2,587,813
                                                                  ================================================


     Earnings per Share                                                $1.20               $1.04             $1.03
                                                                  ================================================
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